SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2003

AMX CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-26924	75-1815822
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

300 Research Drive
Richardson, Texas 75082
(Address of principal executive offices)

Registrant’s telephone number, including area code: (469) 624-8000

ITEM 5. Other Events.

     Effective February 17, 2003, Jean M. Nelson is no longer employed as Vice President of Finance and Chief Financial Officer of the Registrant. Registrant is seeking a replacement for such positions. Chris Apple, Vice President of Corporate Development, has been appointed interim Vice President of Finance and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated February 17, 2003, announcing departure of Jean M. Nelson.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMX CORPORATION

Dated: February 17, 2003	By:	/s/ Robert J. Carroll

Name: Robert J. Carroll
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number		Description

99.1	-	Press Release, dated February 17, 2003, announcing departure of Jean M. Nelson.